Exhibit 99.2

BKV Corporation Prices Upsized $500 Million Convertible Senior Notes OFFERING

September 9, 2026

DENVER--(BUSINESS WIRE)-- BKV Corporation (“BKV” or the “Company”) (NYSE: BKV) announced today the pricing of its upsized offering of $500 million aggregate principal amount of its 1.625% convertible senior notes due 2031 (the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $400 million aggregate principal amount of Notes. The issuance and sale of the Notes are scheduled to settle on September 14, 2026, subject to customary closing conditions. BKV also granted the initial purchasers of the Notes an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $75 million principal amount of Notes (the “Initial Purchaser Option”).

The Notes will be senior, unsecured obligations of BKV and will accrue interest at a rate of 1.625% per annum from, and including, September 14, 2026, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2027. The Notes will mature on October 15, 2031, unless earlier repurchased, redeemed or converted. Before July 15, 2031, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after July 15, 2031, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. BKV will settle conversions by paying or delivering, as applicable, cash or a combination of cash and shares of its common stock (“Common Stock”), at the Company’s election, based on the applicable conversion rate(s). The initial conversion rate is 31.3161 shares of Common Stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $31.93 per share of Common Stock. The initial conversion price represents a premium of approximately 32.5% over the last reported sale price of $24.10 per share of Common Stock on the New York Stock Exchange on September 9, 2026 (the “Share Price”). The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The Notes will be redeemable, in whole or in part (subject to certain limitations), for cash at BKV’s option at any time, and from time to time, on or after October 15, 2029 and on or before the 50th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the Common Stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, the Notes will be redeemable, in whole but not in part, at any time if the aggregate principal amount of the Notes that remains outstanding is less than 10% of the aggregate principal amount of the Notes initially issued and certain other conditions are satisfied (a “cleanup redemption”).

If a “fundamental change” (as defined in the indenture for the Notes) occurs, then, subject to a limited exception, noteholders may require BKV to repurchase their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

BKV estimates that the net proceeds from the offering will be approximately $481.8 million (or approximately $554.7 million if the initial purchasers fully exercise their Initial Purchaser Option), after deducting the initial purchasers’ discounts and commissions and BKV’s estimated offering expenses. BKV intends to use (i) approximately $56.3 million of the net proceeds to fund the cost of entering into the Capped Call Transactions, as described and defined below, and (ii) approximately $35.0 million to repurchase 1,452,282 shares of Common Stock in connection with the offering at the Share Price. BKV intends to use the remainder of the net proceeds for general corporate purposes, including the repayment of outstanding indebtedness and capital expenditures. These share repurchases, and any other repurchases of the Common Stock, may increase, or reduce the size of a decrease in, the trading price of the Common Stock, and any repurchase executed concurrently with the pricing of the offering may have affected the initial term of the Notes, including the initial conversion price. If the initial purchasers exercise their Initial Purchaser Option, BKV expects to use a portion of the additional net proceeds to fund the cost of entering into additional Capped Call Transactions.

In connection with the pricing of the Notes, BKV entered into privately negotiated capped call transactions relating to the Notes (the “Capped Call Transactions”) with the initial purchasers or their affiliates and/or one or more other financial institutions (the “Option Counterparties”). The Capped Call Transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Common Stock underlying the Notes.

The cap price of the Capped Call Transactions will initially be $48.20 per share, which represents a premium of 100% over the last reported sale price of the Common Stock of $24.10 per share on the New York Stock Exchange on September 9, 2026, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The Capped Call Transactions are expected generally to reduce the potential dilution to the Common Stock upon any conversion of the Notes and/or offset any potential cash payments BKV is required to make in excess of the principal amount of converted Notes, as the case may be, upon conversion of the Notes. If, however, the market price per share of the Common Stock, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the Capped Call Transactions.

In connection with establishing their initial hedges of the Capped Call Transactions, the Option Counterparties and/or their respective affiliates may enter into various derivative transactions with respect to the Common Stock and/or purchase the Common Stock in secondary market transactions concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Common Stock or the Notes at that time.

In addition, the Option Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to the Common Stock and/or purchasing or selling the Common Stock or other securities of BKV in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so (x) during any observation period related to a conversion of Notes or following any repurchase of Notes by BKV in connection with any redemption or fundamental change, (y) following any repurchase of the Notes by BKV other than in connection with any redemption or fundamental change if BKV elects to unwind a corresponding portion of the Capped Call Transactions in connection with such repurchase and (z) if BKV otherwise unwinds all or a portion of the Capped Call Transactions). This activity could also cause or avoid an increase or a decrease in the market price of the Common Stock or the Notes, which could affect a noteholder’s ability to convert the Notes, and, to the extent the activity occurs following conversion or during any observation period related to a conversion of Notes, it could affect the number of shares, if any, and value of the consideration that a noteholder will receive upon conversion of the Notes.

The offer and sale of the Notes and any shares of Common Stock, if any, issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the Notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The Notes are being offered by means of an offering memorandum solely to “Qualified Institutional Buyers” pursuant to, and as that term is defined in, Rule 144A of the Securities Act.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes or any shares of Common Stock, if any, issuable upon conversion of the Notes, nor will there be any sale of the Notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About BKV Corporation

Headquartered in Denver, Colorado, BKV Corporation is a forward-thinking, growth-driven energy company focused on creating value for its stockholders. BKV’s core business is to produce natural gas from its owned and operated upstream assets. BKV’s overall business is organized into four business lines: natural gas production; natural gas gathering, processing and transportation; power generation; and carbon capture, utilization and sequestration. BKV (and its predecessor entity) was founded in 2015, and BKV and its employees are committed to building a different kind of energy company. BKV is one of the top 15 gas-weighted natural gas producers in the United States and the largest natural gas producer by gross operated volume in the Barnett Shale. BKV Corporation is the parent company for the BKV family of companies. For more information, visit the BKV website at www.bkv.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the consummation of the offering, the expected amount and intended use of the net proceeds therefrom, and the effects of entering into the Capped Call Transactions described above. Forward-looking statements, which are not historical facts, include statements regarding BKV’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, and often contain words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “seek,” “aspire,” “envision,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” “will,” the negative of these terms and similar expressions, which are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, future liquidity, leverage, results in certain basins, objectives, project timing, expectations and intentions, regulatory and governmental actions and other statements that are not historical facts. Forward-looking statements are based on management’s current views and assumptions. Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control and are difficult to predict. In addition, management’s assumptions about future events may prove to be inaccurate. As a result, actual results could differ materially from those indicated in these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements discussed in BKV’s filings with the Securities and Exchange Commission (the “SEC”), including the risks and uncertainties addressed under the heading “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in BKV’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in BKV’s other filings with the SEC. BKV undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Investor Contacts

Michael Hall
BKV Corporation
Vice President, Investor Relations

InvestorRelations@bkvcorp.com

Caldwell Bailey
ICR, Inc.
BKVIR@icrinc.com